UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IZEA Worldwide, Inc.
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NOTICE OF ANNUAL MEETING TO BE HELD ON DECEMBER 9, 2026
Dear Stockholder:
    We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of IZEA Worldwide, Inc., a Nevada corporation (“IZEA,” “we,” “us” or “our”), which will be held on Wednesday, December 9, 2026 at 4:30 p.m., local time, at the Industrious CHI offices located at 233 S. Wacker Dr., Suite 4400, Chicago, Illinois, 60606. We have scheduled the Annual Meeting to:
•elect the seven nominees to the Board of Directors nominated by the Board of Directors;
•ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•approve, on a non-binding advisory basis, the compensation paid to IZEA’s named executive officers (commonly known as “say-on-pay”);
•approve, on a non-binding advisory basis, the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA’s named executive officers (once every year, every two years, or every three years (commonly known as “say-on-frequency”)); and
•transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
    The accompanying proxy statement sets forth additional information regarding the Annual Meeting and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.
    Only stockholders of record at the close of business on October 14, 2026, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly cast your vote via telephone or the internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors:

Patrick J. Venetucci
October 28, 2026	Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
    Our proxy statement follows, and our Annual Report on Form 10-K contains financial and other information regarding IZEA. You may find the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 at www.izea.com/investor-relations/sec-filings.

IZEA Worldwide, Inc.

PROXY STATEMENT
FOR
2026 ANNUAL MEETING OF STOCKHOLDERS

    The Board of Directors (the “Board”) of IZEA Worldwide, Inc. (“the Company,” “IZEA,” “we,” “us,” or “our”), having its principal location at 1317 Edgewater Drive, #1880, Orlando, Florida 32804, is providing these proxy materials to you in connection with IZEA’s 2026 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, December 9, 2026 at 4:30 p.m., local time, at the Industrious CHI offices located at 233 S. Wacker Dr., Suite 4400, Chicago, Illinois, 60606. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about October 28, 2026. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:    Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?
A:    Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of October 14, 2026. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.
Q:    How can I access the proxy materials over the Internet?
A:    You may view and also download our proxy materials for the Annual Meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card, and our Annual Report to Stockholders, on our website at www.izea.com as well as at www.proxyvote.com.
Q:    How do I attend the Annual Meeting?
A:    The meeting will be held on Wednesday, December 9, 2026, at 4:30 p.m., local time, at Industrious CHI, 233 S Wacker Dr., Suite 4400, Chicago, IL 60606. Directions to the meeting location may be obtained by contacting our Corporate Secretary at (407) 674-6911.
Q:    Who can vote at the Annual Meeting?
A:    All stockholders of record as of the close of business on October 14, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, there were 17,304,361 shares of common stock outstanding and entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name on the books and records of our transfer agent, Broadridge Financial Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer,

or similar organization, then you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the bank, broker, or similar organization is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting, provided that you bring proof sufficient to us that you are the beneficial owner of shares held in street name, such as a brokerage account statement. However, since you are not the stockholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record authorizing you to vote your shares.
Q:    What items will be voted on at the Annual Meeting?
A:    There are four proposals scheduled to be voted on at the Annual Meeting:
•Proposal 1: Election of Directors. The election of the nominees to the Board nominated by our Board of Directors.
•Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Grant Thornton LLP as IZEA’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
•Proposal 3: Non-Binding, Advisory Approval of Executive Compensation (“Say-On-Pay”). The approval, on a non-binding advisory basis, of a proposal regarding the compensation paid to IZEA’s named executive officers.
•Proposal 4: Non-Binding, Advisory Approval of Frequency of “Say-On-Pay” Vote (“Say on Frequency”). The approval, on a non-binding advisory basis, of a proposal regarding the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA’s named executive officers (once every year, every two years, or every three years).

Q:    What are the Board’s voting recommendations?
A: The Board recommends that you vote your shares:

•FOR the nominees to the Board;

•FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm;

•FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers; and

•Every ONE YEAR, on a non-binding, advisory basis, for the frequency with which stockholders will make an advisory vote regarding the compensation paid to our named executive officers.

Q:    What if another matter is properly brought before the meeting?
A:    The Board does not anticipate that any other matters will be presented for consideration at the Annual Meeting. If any other matters are properly raised at the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Q:    How do I vote?
A:    With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With respect to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, you may vote “For” or “Against” or abstain from voting. With respect to the determination, on a non-binding, advisory basis, of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, you may vote for every “one year,” “two years,” “three years,” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the Annual

Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•In Person. To vote in person, come to the Annual Meeting and we will provide you with a ballot when you arrive.
•By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. We must receive your signed proxy card by 11:59 p.m. Eastern time on December 8, 2026 to be counted.
•By Telephone. To vote over the telephone from a location in the United States, Canada, or Puerto Rico, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on December 8, 2026 to be counted.
•Via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on December 8, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from the stockholder of record authorizing you to vote for your shares. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a proxy form.
Q:    How many votes do I have?
A:    On each matter, you have one vote for each share of common stock you own as of the Record Date.
Q:    Who is soliciting proxies and who is paying for this proxy solicitation?
A:    We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm.
We request persons such as brokers, nominees, and fiduciaries holding stock in their names for others or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals, and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.
Q:    What does it mean if I receive more than one Notice of Internet Availability?
A:    If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards in the proxy materials to ensure that all of your shares are voted.
Q:    Can I change or revoke my vote after submitting my proxy?
A:    Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written revocation of your proxy to our Corporate Secretary at IZEA Worldwide, Inc. at 1317 Edgewater Drive, #1880, Orlando, Florida 32804.

•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Q:    What if I do not specify a choice for a matter when returning a proxy?
A:    Your proxy will be treated as follows:
•Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
•Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:    Which ballot measures are considered “routine” or “non-routine”?
A:    The election of directors (Proposal 1), the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3), and the determination of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, whether once a year, once every two years or once every three years (Proposal 4) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner’s vote on each proposal, there may be broker non-votes on Proposals 1, 3 and 4.
The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.

Q:    How many votes are needed to approve the proposals?

A:    The following votes are needed to approve each proposal:
•For Proposal 1, which relates to the election of directors, the seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected).
•Proposal 2, which relates to the ratification of our Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).
•Proposal 3, which relates to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).
•For Proposal 4, which relates to the determination of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, whether once a year, once every two years or once every three years, the choice receiving a plurality of the votes cast on the matter (meaning the time period frequency that receives the highest number of shares voted) will be considered the option selected by the stockholders.

Abstentions and broker non-votes, if any, will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting and will have no impact on any proposal.

Pursuant to terms of the Cooperation Agreement, dated September 6, 2024 (the “Cooperation Agreement”), by and among the Company and GP Cash Management, Ltd., GP Investments, Ltd. (“GP Investments”), Rodrigo Boscolo and Antonio Bonchristiano (collectively with each of their affiliates and controlled affiliates, the “GP Parties”), the GP Parties have agreed to vote all shares of their Common Stock in accordance with the Board’s recommendations with respect to (i) each election of directors, removal of directors or any replacement of directors and (ii) any other proposal to be submitted to the stockholders of the Company by either the Company or any stockholder of the Company. Therefore, the GP Parties, representing 17.3% of outstanding shares of Common Stock, have agreed to vote in favor of Proposals 1, 2 and 3 at the Annual Meeting and for “every year” in respect of Proposal 4.
There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least thirty-three and one-third percent (33 1/3%) of the outstanding shares of stock as of the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 17,304,361 shares outstanding and entitled to vote. Thus, the holders of 5,768,120 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes will be counted toward the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
Q:    How can I find out the results of the voting at the Annual Meeting?
A:    Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in Form 8-K within four business days following the Annual Meeting.

PROPOSALS TO BE SUBMITTED FOR VOTING
Proposal 1: Election of Directors
    Upon the recommendation of the Nominations and Corporate Governance Committee of our Board, the Board nominated seven directors for election at the 2026 Annual Meeting to hold office until the next annual meeting of stockholders or their successors is duly elected and qualified. The seven nominees for election to the Board at the Annual Meeting are: Antonio Bonchristiano, Rodrigo Boscolo, Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci.
    Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.
The following table sets forth the nominees to be elected at the 2026 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company:

Name	Age	Year First Elected	Position
Antonio Bonchristiano	60	2024	Director
Rodrigo Boscolo	43	2024	Director
Brian W. Brady	68	2012	Director, Nominations & Corporate Governance Committee Chairman
John H. Caron	69	2015	Director, Strategy & Capital Allocation Committee Chairman
Lindsay A. Gardner	66	2013	Chairman of the Board, Audit Committee Chairman
Daniel R. Rua	58	2012	Director, Compensation Committee Chairman
Patrick J. Venetucci	58	2018	Chief Executive Officer and Director

Information Concerning Directors and Nominees for Director
    Set forth below is background information regarding each current director, including the business experience for the past five years (and, in some instances, for prior years) and the additional experience, qualifications, attributes or skills that led the Board to conclude that such director or nominee should serve on the Board.
Antonio Bonchristiano, Director, joined the Company’s Board in September 2024 pursuant to the terms of the Cooperation Agreement. Mr. Bonchristiano is a member of the Board of Directors of GP Investments, a private investment firm focused on private equity, real estate, and investment management, and has served as Chief Executive Officer of GP-Act III Acquisition Corp. (NASDAQ: GPAT) since March 2021. He joined GP Investments in 1993 and has served as a Managing Director since 1995. Mr. Bonchristiano also serves as a director of G2D Investments, Ltd. (BVMF: G2DI33), a publicly traded investment company focused on technology and technology-enabled businesses. Previously, he founded and served as Chief Executive Officer of Submarino and has held senior executive and board leadership positions across a variety of public and private companies. Mr. Bonchristiano holds a bachelor’s degree in Politics, Philosophy, and Economics from the University of Oxford.
Rodrigo Boscolo, Director, joined the Company’s Board in September 2024 pursuant to the terms of the Cooperation Agreement. Mr. Boscolo is the Chief Executive Officer and a member of the Board of Directors of GP Investments, a private investment firm focused on private equity, real estate, and investment management. Since joining GP Investments in 2010, Mr. Boscolo has led and participated in numerous private equity and capital markets transactions across multiple industries. Mr. Boscolo also serves as Chief Financial Officer of GP-Act III Acquisition Corp. and as a director of G2D Investments Ltd., and The Craftory. Prior to joining GP Investments, he was a consultant with The Boston Consulting Group. Mr. Boscolo holds an M.B.A. from the Wharton School, a master’s in International Studies from the University of Pennsylvania, a master’s degree from the Kedge Business School, and a bachelor’s degree from the University of Sao Paulo.
Brian W. Brady, Director, Nominations & Corporate Governance Committee Chairman, joined the Company’s Board in August 2012. Mr. Brady served as President and Chief Executive Officer of Northwest Broadcasting, Inc. from 1995 through 2019 and Chairman of Bryson Holdings LLC. He currently serves on the board of Duration Media, Syncbak, Cox Media Group, Blok Sports/Sparx, and Heritage Broadcasting Company, and is one of three senior advisors for Manhattan West Asset Management. Mr. Brady holds a Bachelor of Science degree in advertising from Ferris State University. Mr. Brady brings to the Board more than 25 years of experience in the broadcast, media, and digital advertising industries.
John H. Caron, Director, Strategy & Capital Allocation Committee Chairman, joined the Company’s Board in April 2015. Mr. Caron has 30+ years of marketing experience in the consumer-packaged goods and restaurant industries. Since May 2017, he has served as Vice President and a director of Entrepreneurs in Action, Inc. He also serves on the board of Thrive Frozen Nutrition, Inc. and previously served as a director of Tijuana Flats. Prior to joining the Company’s Board, Mr. Caron was a member of the Company’s Strategic Advisory Board beginning in 2013. Earlier in his career, Mr. Caron held several senior leadership positions with Darden Restaurants, including President of Olive Garden and Chief Marketing Officer, and previously served as Vice President and General Manager of Lipton Beverages for Unilever Bestfoods North America. Mr. Caron received a Bachelor of Science degree in Political Science from The Colorado College, a Master’s degree in American Politics and an M.B.A. in Marketing from New York University. Mr. Caron’s extensive leadership experience in consumer marketing, brand management and restaurant operations provides valuable strategic insight to the Board.
Lindsay A. Gardner, Chairman of the Board, and Audit Committee Chairman, joined the Company's Board in December 2013. Mr. Gardner has 30+ years of executive management and leadership experience in the technology, media, and entertainment industries. Mr. Gardner currently serves as General Manager, VICE News at VICE Media, where he leads the business operations of VICE News and strategic partnerships, distribution and growth initiatives across the company. Mr. Gardner is also Co-Founder and Chief Commercial Officer of TokenForm, a software company providing multi-factor authentication to physical documents. He also serves as Director and formerly as CEO of Soofa, an outdoor advertising and smart city communication company. Prior to his current roles, Mr. Gardner held senior executive leadership positions with T-Mobile, where he served as Senior Vice President and Chief Content Officer, and Layer3TV, where he led the company's commercial launch and its subsequent acquisition by T-Mobile. Earlier in his career, he served as a Senior Advisor to Oaktree Capital Management, focusing on media investments, and as President of Distribution Fox Networks. Mr. Gardner received an MBA from The Wharton School of the University of Pennsylvania and a Bachelor of Arts degree in Economics from Brandeis University. Mr. Gardner's extensive executive leadership experience in the media, technology, and communications industries, together with his investment experience, provides valuable strategic and governance expertise to the Board.
Daniel R. Rua, Director, Compensation Committee Chairman, rejoined the Company’s Board in July 2012. Since November 2015, Mr. Rua has served as the Chief Executive Officer of Admiral, a private SaaS company providing visitor relationship management and marketing automation for digital publishers. Mr. Rua has also served as Managing Partner of Inflexion Partners, an early-stage venture capital fund since January 2002. Prior to joining Admiral, Mr. Rua served as Executive Chairman and an early investor in the Company's predecessor, IZEA Innovations, Inc., and previously held leadership positions with Draper Atlantic and IBM's Networking Labs. Mr. Rua holds a Bachelor of Science degree in computer engineering from the University of Florida. He also earned a Juris Doctor from the University of North Carolina School of Law and an M.B.A. from the University of North Carolina Kenan-Flagler Business School. Mr. Rua’s extensive knowledge of the Company, together with his experience in venture capital investing, technology, and executive leadership, provides valuable strategic insight to the Board.
Patrick J. Venetucci, Chief Executive Officer, and Director, joined the Company’s Board in December 2018 and was appointed Chief Executive Officer in September 2024. Prior to becoming Chief Executive Officer, Mr. Venetucci was Chief Executive Officer of MERGE, a private equity-backed company that merges creative, technology, and media solutions for clients in the health, financial services, and consumer industries. Previously, he served as President of USA Operations and Integration for Dentsu Aegis Network, and founded the MobileAngelo Group, a technology investment and consulting firm. Earlier in his career, Mr. Venetucci spent more than two decades with Leo Burnett Worldwide, where he most recently served as President of Global Operations, with responsibility for corporate strategy, mergers and acquisitions, enterprise technology, procurement, and other global corporate functions. Before this, Mr. Venetucci was Leo Burnett’s Global Head of Human Resources, where he chaired the executive compensation committee. Earlier in his career at Leo Burnett, he spent over a decade developing fully integrated marketing campaigns for several Fortune 500 clients, and worked at Leo Burnett Tokyo for three years, where he started the company’s first digital marketing service. He has also served as an advisor to numerous public and private technology companies and private equity firms. Mr. Venetucci has a Master’s in Business Administration in Finance and in Marketing and Entrepreneurship from the University of Chicago and a Bachelor of Arts in Communications Studies from the University of Iowa. Mr. Venetucci’s extensive knowledge of the advertising, marketing, and technology industries, together with his strategic, operational, and financial expertise, provides valuable executive leadership to the Board.

Vote Required
The seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD TO SERVE UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are presenting this selection to our stockholders for ratification at the annual meeting.
A representative of GT is expected to be present at the Annual Meeting. In addition to having an opportunity to make a statement, the GT representative will be available to respond to any appropriate questions.
    In the event that stockholders fail to ratify the appointment of GT, the Audit Committee will take such action into account in reconsidering the appointment of GT for 2026. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including auditing services, and permitted non-audit services, be pre-approved by the Audit Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (”Exchange Act”), which nonetheless the Board endeavors to approve prior to the completion of the audit. The Audit Committee approved all audit and permitted non-audit services provided by GT during 2025 and 2024.
The following table presents the aggregate fees billed by GT for professional services rendered in 2025 and 2024. All fees billed during these periods were for audit services, as described below. GT did not bill IZEA for any other services during either year.

	Twelve Months Ended December 31,
Fee Category	2025	2024
Audit Fees (1)	$676,000	$805,415
Total	$676,000	$805,415
(1)“Audit Fees” means the aggregate fees billed by the principal accountant for each of the last two fiscal years for professional service rendered for the audit and review of financial statements.
Vote Required
Ratification of the appointment of GT as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes, to the extent there are any such broker non-votes, are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
Proposal 3: Non-Binding, Advisory Approval of Executive Compensation
This Proposal 3 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement as required by Section 14A of the Exchange Act (the “Say on Pay” vote).
The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
Our executive compensation program is designed to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Please read the “Executive and Director Compensation” section for additional details about our executive compensation programs, including information about the compensation of our named executive officers.
We are providing stockholders the opportunity to express their views on our named executive officers’ compensation by voting on Proposal 3. This non-binding, advisory vote addresses the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement, rather than any specific compensation item. We currently hold this advisory vote annually. Although the Board will consider the outcome of the advisory vote on Say on Pay frequency in Proposal 4, we expect the next Say on Pay vote to occur at the 2027 annual meeting of stockholders.
Accordingly, we are asking stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve the compensation paid to IZEA’s named executive officers, as described in the executive compensation tables and accompanying narrative discussion in this Proxy Statement.”
Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.
Vote Required
The approval, on an advisory basis, of the foregoing resolution regarding the compensation of our named executive officers requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO IZEA’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4: Non-Binding, Advisory Approval of Frequency of “Say-On-Pay” Vote (“Say on Frequency”)
In accordance with Section 14A of the Exchange Act, we are requesting our stockholders vote, on a non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation annually, every two years or every three years.
The Board believes that conducting an advisory ‘‘say on pay’’ vote annually is the most appropriate for IZEA. This frequency will continue to enable stockholders to annually express their views on our executive compensation program in a timely manner, based on the most recent information presented in our proxy statement. An annual advisory vote on executive compensation helps ensure ongoing stockholder communication with our Compensation Committee and the Board on executive compensation and corporate governance matters. It is expected that the next Say on Pay frequency vote will occur at the 2032 annual meeting of shareholders.
Vote Required
The choice, one year, two years, or three years, that receives a plurality of the affirmative votes cast will be considered selected (meaning that the vote frequency that receives the highest number of shares voted for it will be considered selected). This vote is advisory and non-binding in nature, but the Board has decided to adopt the frequency that receives the greatest level of support from our stockholders. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, ON THE FREQUENCY OF THE “SAY ON PAY” VOTE TO BE EVERY “ONE YEAR”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table presents information with respect to the beneficial ownership of our common stock as of October 14, 2026 by:
•each person or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock (“5% holders”);
•each of our directors and named executive officers; and,
•all of our directors and executive officers as a group.
    The number of shares of our common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after October 14, 2026, or by December 13, 2026, through the conversion of a security or other right. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group.
Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and the address of each person named in the following table is c/o IZEA Worldwide, Inc., 1317 Edgewater Drive, #1880, Orlando, Florida 32804.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Executive Officers and Directors:
Patrick J. Venetucci (2)	391,535	2.3%
Peter J. Biere (3)	148,613	*
Antonio Bonchristiano (4)	35,738	*
Rodrigo Boscolo (5)	35,738	*
Brian W. Brady (6)	464,773	2.7%
John H. Caron (7)	118,894	*
Lindsay A. Gardner (8)	135,338	*
Daniel R. Rua (9)	101,039	*

All executive officers and directors as a group (8 persons) (10)	1,431,668	8.3%
5% Stockholders:
GP Cash Management, Ltd. (11)	3,002,036	17.3%
* Less than 1 percent.
(1)Applicable percentage of ownership for each holder is based on 17,304,361 shares outstanding as of October 14, 2026.
(2)Includes 360,260 outstanding shares of common stock, exercisable stock options to purchase 625 shares of common stock, and 30,650 restricted stock units expected to vest within 60 days under the Equity Incentive Plan.
(3)Includes 121,272 outstanding shares of common stock, exercisable stock options to purchase 7,035 shares of common stock, and 20,306 restricted stock units expected to vest within 60 days under the Equity Incentive Plan.
(4)Includes 35,738 outstanding shares of common stock.
(5)Includes 35,738 outstanding shares of common stock.
(6)Includes 464,773 outstanding shares of common stock.
(7)Includes 118,894 outstanding shares of common stock.
(8)Includes 135,338 outstanding shares of common stock.
(9)Includes 101,039 outstanding shares of common stock.
(10)For all executive officers and directors as a group, this amount includes 1,373,052 outstanding shares of common stock, exercisable stock options to purchase 7,660 shares of common stock and 50,956 restricted stock units expected to vest within 60 days of October 14, 2026 under the Equity Incentive Plan as further detailed in footnotes (2) through (9) above.
(11)Based on the Form 4, jointly filed by GP Cash Management, Ltd. (“GP Cash Management”) and GP Investments, Ltd. (“GP Investments”) with the SEC on May 16, 2024. According to the Schedule 13D jointly filed by GP Cash Management and GP Investments with the SEC on May 17, 2024, GP Investments is the sole shareholder of GP Cash Management. Fersen Lambranho and Antonio Bonchristiano, a director of the Company, share voting control over the controlling shareholder of GP Investments. GP Cash Management directly owns 3,002,036 shares of Common Stock. The address of the principal business office of GP Cash Management is Lyford Manor, Western Road, Lyford Cay, Nassau, N.P., The Bahamas, PO BOX CB-13007. The address of the principal business office of GP Investments is 16 Burnaby Street, Hamilton, HM 11, Bermuda.
CORPORATE GOVERNANCE
Director Independence
    The Board has determined that Antonio Bonchristiano, Rodrigo Boscolo, Brian W. Brady, John H. Caron, Lindsay A. Gardner, and Daniel R. Rua are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). As provided by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

Board and Committee Meetings
During the fiscal year ended December 31, 2025:
•the Board held six meetings,
•the Audit Committee held four meetings;
•the Strategy and Capital Allocation Committee held five meetings;
•the Nominations & Corporate Governance Committee held one meeting; and
•the Compensation Committee held five meetings.
Each of the directors attended at least 75% of the aggregate of each of (i) the total number of meetings of the Board (held during the period for which he or she served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees). Although we do not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. All seven directors then serving on the Board of Directors attended the 2025 annual meeting of stockholders.
Board Committees
Our Board has four active standing committees to assist it with its responsibilities. Below, we describe the four committees, the charters of which are available on our website at https://izea.com. Neither our website nor its contents are incorporated into this Proxy Statement.
Audit Committee. The Audit Committee’s duties are to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting policies and financial statements. The Audit Committee is responsible for reviewing the scope and fees for the annual audit and the results of audit examinations performed by our independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.
     The Audit Committee is currently comprised of three non-employee directors Lindsay A. Gardner, John H. Caron, and Daniel R. Rua. Mr. Gardner serves as the audit committee chairperson and is designated as the “audit committee financial expert” based on his thirty years of experience in executive management and leadership. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in the Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Exchange Act. The Audit Committee met four times during the year ended December 31, 2025.
Compensation Committee. The Compensation Committee is tasked with reviewing and approving our compensation policies, including compensation of executive officers. The Compensation Committee is also charged with reviewing and administering our equity incentive compensation plans and recommending and approving grants of stock options or other awards under that plan. In accordance with its charter, the Compensation Committee retains the sole authority to select, retain, and/or replace, as needed, any compensation or other outside consultant to be used to assist in the evaluation of director, CEO, or senior executive compensation.
The Compensation Committee is comprised of three non-employee directors, Antonio Bonchristiano, Lindsay A. Gardner, and Daniel R. Rua. Mr. Rua serves as the chairman of the Compensation Committee. The Board has determined that all members of the Compensation Committee are “independent” as that term is currently defined in the Nasdaq Listing Rule 5605(a)(2). The Compensation Committee met five times during the year ended December 31, 2025. To the extent permitted by the Company’s Bylaws and applicable law, rules, regulations and listing requirements, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee.
Nominations and Corporate Governance Committee. The purpose of the Nominations and Corporate Governance Committee is to select, or recommend for our entire Board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our Board. The Nominations and Corporate Governance Committee’s duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes. The Nominations and Corporate Governance Committee is comprised of three non-employee directors: Brian W. Brady, Antonio Bonchristiano and Daniel R. Rua. The Board has determined that all members of the Nominations and Corporate Governance Committee are “independent” as that term is currently defined in the Nasdaq Listing Rule 5605(a)(2). Mr. Brady serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met one time during the year ended December 31, 2025.

Strategy and Capital Allocation Committee. The purpose of the Strategy and Capital Allocation Committee is to evaluate and make reports and recommendations on strategic options, sources and uses of capital, capital structure, and cash management. The Strategy and Capital Allocations Committee’s duties also include making recommendations to the Board regarding the company’s financial and capital allocation priorities, long-term planning, and the company’s strategic opportunities, operational improvements, and ways to enhance long-term value. The Strategy and Capital Allocation Committee is comprised of four non-employee directors: Antonio Bonchristiano, Rodrigo Boscolo, John H. Caron, and Lindsay Gardner. The Board has determined that all members of the Strategy and Capital Allocation Committee are “independent” as that term is currently defined in the Nasdaq Listing Rule 5605(a)(2). Mr. Caron serves as the chairman of the Strategy and Capital Allocation Committee. The Strategy and Capital Allocation Committee held five meetings during the year ended December 31, 2025.
Director Qualifications
The Board comprises a diverse group of leaders in their respective fields. The Nominations & Corporate Governance Committee believes that the leadership skills and other experiences of the director nominees listed in each nominee’s biographical information provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.
Family Relationships
There are no family relationships among our executive officers and directors.
Identifying and Evaluating Nominees for Directors
    The Nominations & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors, including those discussed in the “Director Qualifications” section of this proxy statement. In the event that vacancies on the Board are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board, professional search firms, stockholders or other persons. The Nominations & Corporate Governance Committee has from time to time retained third parties to whom a fee is paid to assist in identifying or evaluating potential director nominees.
The Board seeks to ensure that its membership consists of a sufficiently diverse mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience, and other demographics.
Stockholders of record (i) on the record date for an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors and (ii) on the date of giving of proper notice of such stockholder’s proposal may propose director candidates for the election to the Board at such annual or special meeting by submitting to the Secretary of the Company, in proper written form, the information required by our Bylaws for stockholder nominations. Pursuant to the Company’s Corporate Governance Guidelines, the Nominations & Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Board Leadership Structure
    The positions of Chairman of the Board and Chief Executive Officer are separate. Lindsay A. Gardner serves as Chairman of the Board and Patrick J. Venetucci serves as Chief Executive Officer. The Chairman is an independent, non-management director. The Chairman presides at Board meetings, facilitates communication among the directors and between the Board and management, and works with the Chief Executive Officer to establish Board agendas and priorities. The Board periodically reviews its leadership structure and believes its current structure is appropriate.
Six of our seven directors are independent under SEC and Nasdaq standards. Each of the Audit, Compensation, Nominations and Corporate Governance, and Strategy and Capital Allocation Committees is composed entirely of independent directors and led by an independent chair, who sets the committee’s agenda and reports directly to the full Board. In accordance with Nasdaq requirements, our independent directors also meet in executive session without management present as often as they deem appropriate, typically at each regular in-person Board meeting. Collectively, our directors are accomplished leaders with deep expertise across a range of industries, bringing both broad oversight and industry-specific insight. Our six independent directors contribute diverse experience, objectivity, and governance expertise, while Mr. Venetucci contributes extensive operational, strategic, and industry expertise, and a proven track record of creating shareholder value, resulting in a Board with a balanced mix of independent oversight and management perspective.

Board Role in Risk Oversight
    While the Board is responsible for overseeing our risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines, and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s oversight of risk management, the full Board regularly discusses the most significant risks we face and how they are being managed, and the Board receives reports on risk management from our senior officers and the chair of the Audit Committee. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chief Executive Officer, enables the Board to effectively oversee our risk management function.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers (including our chief executive officer, chief financial officer and any person performing similar functions) and employees. We have made our Code of Business Conduct and Ethics available on our website at https://izea.com. Amendments to the Code of Business Conduct and Ethics or any grant of a waiver from a provision of the Code of Business Conduct and Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.
Anti-Hedging and Pledging Policies
    Under our Insider Trading Policy all directors and employees (including the named executive officers) are prohibited from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.
Stockholder Recommendations for Board Candidates
    The Board will consider qualified candidates for director who are recommended and submitted by stockholders in accordance with the requirements described under “Stockholder Proposals and Nominations” below. Submissions that satisfy the current criteria for Board membership will be forwarded to the Nominations and Corporate Governance Committee for further review and consideration. Recommendations must include appropriate biographical and background information, along with a statement as to whether the recommending stockholder or group of stockholders has beneficially owned more than five percent of our common stock for at least one year as of the date of submission. Recommendations should be sent in writing to the Board of Directors, c/o Corporate Secretary at our principal executive office.
In addition to these requirements, and in order to comply with the SEC’s universal proxy rules, any stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees must provide notice containing the information required by Rule 14a-19 under the Exchange Act. Such notice must be received no earlier than August 11, 2027, and no later than September 10, 2027, in connection with our 2027 Annual Meeting.
    The Nominations and Corporate Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board or individual director may do so by writing to:
Board of Directors (or name of individual director)
c/o Corporate Secretary
IZEA Worldwide, Inc.
1317 Edgewater Drive, #1880
Orlando, Florida 32804
We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.
Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by IZEA regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:
Chairman, Audit Committee
c/o Corporate Secretary
IZEA Worldwide, Inc.
1317 Edgewater Drive, #1880
Orlando, Florida 32804

AUDIT COMMITTEE REPORT
The Audit Committee during 2025 was comprised of Lindsay A. Gardner (Chairman), John H. Caron, and Daniel R. Rua. None of these members serving on the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is primarily responsible for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. The Audit Committee meets with IZEA’s independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of IZEA’s internal controls and the overall quality of IZEA’s financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and discussed them with both management and Grant Thornton (“GT”), IZEA’s independent registered public accounting firm. The Audit Committee also discussed with GT the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has reviewed permitted services under the rules of the SEC as currently in effect and discussed with GT its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding GT’s communications with the Audit Committee concerning independence. When considering GT’s independence, the Audit Committee considered and discussed, among other matters, whether GT’s provision of non-audit services to IZEA is compatible with maintaining the independence of GT. Based on the Audit Committee’s review of the financial statements and the various discussions noted above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board that the audited consolidated financial statements be included in IZEA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by the Audit Committee.
The Audit Committee:
Lindsay A. Gardner (Chairman)
John H. Caron
Daniel R. Rua

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers:

Name	Age	Position
Patrick J. Venetucci	58	Chief Executive Officer
Peter J. Biere	70	Chief Financial Officer, Treasurer, and Corporate Secretary
You should refer to “Information Concerning Directors and Nominees for Director” above for biographical information about our Chief Executive Officer, Patrick J. Venetucci.
Peter J. Biere, Chief Financial Officer, Treasurer, and Corporate Secretary, joined the Company in April 2021. Prior to joining the Company, Mr. Biere served as Chief Financial Officer of BSQUARE (NASDAQ: BSQR) from 2017 to 2019. Previously, he served as Chief Financial Officer of DreamBox Learning, a venture-backed education technology software company, and Lumera Corporation, a publicly traded nanotechnology company. Mr. Biere received a Bachelor of Science and a Master of Science degree in Accounting from the University of Iowa, earning his CPA license in the State of Texas (inactive).
EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table
    The following table sets forth the compensation awarded to, earned by, or paid to our “named executive officers” determined in accordance with SEC rules (collectively referred to as the “Named Executive Officers”) during the last two fiscal years. The two Named Executive Officers set forth in the following table were our only executive officers during 2025.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
Patrick J. Venetucci (3) Chief Executive Officer	2025	$450,000	—	$77,048	$625	(4)	$527,673
	2024	162,129	1,551,383	11,226	50	(4)	1,724,788

Peter J. Biere (5) Chief Financial Officer, Treasurer, and Corporate Secretary	2025	320,000	236,798	63,711	—		620,509
	2024	320,000	236,800	108,143	—		664,943
(1)Represents the aggregate grant date fair value of the awards granted in the applicable fiscal year, as computed in accordance with ASC Topic 718. Stock-based compensation is measured at the grant date, based on the award’s fair value, and is recognized as an expense over the employee’s requisite service period. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The vesting schedule for awards granted in 2025 is disclosed in the footnotes to the Outstanding Equity Awards at Fiscal Year End table, below.
(2)Performance-based bonus amounts paid in 2025 and 2024 consisted of incentive compensation payable pursuant to each individual’s employment agreement are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(3)For the year ended December 31, 2025, Mr. Venetucci was awarded cash bonuses totaling $77,048 pursuant to his employment agreement. For the year ended December 31, 2024, Mr. Venetucci was awarded cash bonuses totaling $11,226 and restricted stock units with a grant date fair value of approximately $1.5 million pursuant to quarterly and annual performance bonus awards granted under his employment agreement. For 2024, the amounts reported for Mr. Venetucci include compensation for his service as a non-employee director before his appointment as Chief Executive Officer on September 6, 2024. The director compensation consisted of board fees of $39,244, included in the salary column, and restricted stock awards with a grant date fair value of $40,951, included in the stock awards column. Mr. Venetucci’s salary and cash bonuses as Chief Executive Officer for 2024 were prorated for his partial year of service. His prorated salary for 2024 was $122,885. See “Employment Agreements” below for details on Mr. Venetucci’s total compensation plan.
(4)Represents a remote worker reimbursement provided in accordance with Illinois state law for necessary business related internet/mobile phone expenses.
(5)For the year ended December 31, 2025, Mr. Biere was awarded cash bonuses totaling $63,711 and restricted stock units with a grant date fair value of $236,798 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. For the year ended December 31, 2024, Mr. Biere was awarded cash bonuses totaling $108,143 and restricted stock units with a grant date fair value of $236,800 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. See Employment Agreements below for details on Mr. Biere’s total compensation plan.

Employment Agreements
The following is a summary of the employment arrangements with our Named Executive Officers.
Patrick J. Venetucci. On September 6, 2024, the Company entered into an employment agreement with Patrick J. Venetucci to serve as its Chief Executive Officer through December 31, 2027. Pursuant to the employment agreement, Mr. Venetucci receives an annual base salary of $450,000. Pursuant to the employment agreement, Mr. Venetucci is eligible to receive a bonus based on the achievement of certain key performance indicators set at the beginning of each year. The target Executive Bonus for fiscal year 2024 was 75% of Mr. Venetucci’s base salary, prorated for the months of employment in the fiscal year. The target Executive Bonus for fiscal year 2025 is 75% of Mr. Venetucci’s base salary. The employment agreement provides for a long-term incentive stock award of 980,800 restricted stock units. The first grant of 490,400 of the RSUs shall vest in 16 equal quarterly amounts starting on October 31, 2024 and every three months thereafter until fully vested (collectively, the “Time-Based RSUs”). The second grant of 490,400 of the RSUs will vest based on the annual common share price performance (“SPP”) defined as the growth in share price from $2.00 to $10.00 per share (collectively, the “Performance-Based RSUs”). For purposes of the Performance-Based RSUs, the SPP shall be measured by the ratio of (i) the volume weighted average price (“VWAP”) for the fourth quarters of each of 2024, 2025, 2026, and 2027 minus $2.00, divided by (ii) $8.00; minus any previously vested Performance-Based RSUs. Vesting is cumulative, with no recoupment for years with a negative ratio, and any Performance-Based RSUs that remain unvested after the Q4 2027 calculation shall be forfeited. The formula used to calculate the Performance-Based RSUs and Time-Based RSUs is subject to any stock split effected by the Company.
Following the initial term, the Employment Agreement will automatically renew for successive one-year terms unless the Company or Mr. Venetucci provides written notice of non-renewal at least 90 days prior to the end of the current term. The Employment Agreement is subject to early termination (i) by the Company or Mr. Venetucci for any reason upon written notice, (ii) by the Company for cause (as such term is defined in the employment agreement; “cause” generally includes willful misconduct, dishonesty, misappropriation, conviction of certain crimes, conduct causing material harm to the Company, breach of fiduciary duty or restrictive covenants, material policy violations, or failure to perform duties after notice and opportunity to cure), (iii) by Mr. Venetucci for good reason (as defined in the employment agreement; “good reason” generally includes (i) a material diminution in responsibilities, authority or duties; (ii) a material diminution in base salary, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or (iii) a material breach of the employment agreement by the Company), and (iv) in the case of Mr. Venetucci’s death or disability (as defined in the employment agreement; “disability” generally includes the inability to perform essential job functions, with or without reasonable accommodation, for 120 days in any 12-month period, as certified by a physician). In the event of any termination, Mr. Venetucci will be entitled to payment of earned salary, any portion of his bonus that was earned but not yet paid, unpaid expense reimbursements, and any vested benefits including accrued but unused vacation. If the employment agreement is terminated for any reason other than disability, by the Company for cause or by Mr. Venetucci without good reason, and subject to execution of a separation agreement in a form satisfactory to the Company, Mr. Venetucci will be entitled to severance equal to twelve months of his then-current salary, up to twelve months of COBRA payments, and a pro-rated annual bonus for the fiscal year of termination based on actual performance. With respect to outstanding equity awards, vesting and exercisability of any outstanding equity compensation awards from the Company shall be determined under the terms of the award documentation. In the event of termination due to disability, Mr. Venetucci will be entitled to a pro-rated annual bonus based on actual performance and continued vesting of outstanding equity awards as determined under their respective terms. If there is a change of control (as defined in the employment agreement; “change in control” generally means the sale of substantially all assets, acquisition of a majority of the Company’s voting securities, merger or consolidation) and Mr. Venetucci’s employment terminates within three months prior to or within twelve months following such change of control for reasons other than for cause or resignation without good reason, and subject to execution of a separation agreement in a form satisfactory to the Company, Mr. Venetucci will be entitled to severance equal to twelve months of his then-current salary, up to twelve months of COBRA payments, a pro-rated annual bonus based on target performance, and vesting and exercisability of any outstanding equity compensation awards from the Company shall be determined under the terms of the award documentation.
Peter J. Biere. Effective September 1, 2023, the Company entered into an agreement to replace Mr. Biere’s prior employment agreement, providing an annual base salary of $320,000 for an initial term of 3 years. The agreement provides for an annual bonus at the sole discretion of the Board or Compensation Committee, which shall be equal to up to sixty percent (60%) of Mr. Biere’s base salary to be paid out in five (5) installments pursuant to the terms of the employment agreement. Such annual bonuses will be based on the achievement of specified annual performance goals. The agreement additionally provides that, subject to the discretion of the Board or the Compensation Committee, Mr. Biere will be eligible for a long-term incentive award of $236,800 which will be in the form of four restricted stock unit awards which will each vest over three years following the grant date, one-third (1/3) upon 12 months of the grant date and quarterly thereafter.
Following the initial term, the Employment Agreement will automatically renew for successive one-year terms unless the Company or Mr. Biere provides written notice of non-renewal at least 90 days prior to the end of the current term. The Employment Agreement may be terminated (i) by either party for any reason upon written notice, (ii) by the Company for cause (as defined in the employment agreement; cause generally includes willful misconduct, dishonesty, misappropriation, conviction of certain crimes, conduct causing material harm to the Company, breach of fiduciary duty or restrictive covenants, material policy violations, or failure to perform duties after notice and opportunity to cure), (iii) by Mr. Biere for good reason (as defined in the employment agreement; good reason means a material reduction in responsibilities, authority, or base salary (other than across-the-board reductions) or a material breach by the Company, subject to notice, a 30-day cure period, and timely resignation if not cured), or (iv) upon Mr. Biere’s death or disability (the inability to perform essential job functions, with or without reasonable accommodation, for 120 days in any 12-month period, as certified by a physician). In the event of any termination, Mr. Biere will be entitled to payment of earned but unpaid salary, any pro-rated bonus earned through the date of termination, unpaid expense reimbursements, and accrued but unused vacation. If the Employment Agreement is terminated by the Company without cause or by Mr. Biere for good reason, subject to execution of a separation and release agreement satisfactory to the Company, Mr. Biere will be entitled to severance equal to nine months of his then-current base salary, up to nine months of COBRA premium contributions, and a pro-rated annual bonus for the fiscal year of termination based on actual performance, with vesting of outstanding equity awards determined under the applicable equity plan and award agreements. In the event of termination due to death or disability, Mr. Biere (or his estate) will be entitled to a pro-rated annual bonus based on actual performance, and vesting of outstanding equity awards will be determined under their governing terms. If a change of control (as defined in the agreement; a merger, sale of substantially all assets, acquisition of a majority of the Company’s voting securities, or liquidation) occurs and Mr. Biere’s employment terminates within three months prior to or twelve months following such change of control without cause or for good reason, subject to execution of a separation and release agreement satisfactory to the Company, he will be entitled to severance equal to nine months of his then-current base salary, up to nine months of COBRA premium contributions, and a pro-rated annual bonus for the then-current fiscal year based on target performance, with vesting of outstanding equity awards determined in accordance with the applicable plan and award terms.
Short Term Incentives for Officers
For 2025, incentive compensation in the form of cash bonuses was based on achieving key financial performance goals consisting of revenue and adjusted EBITDA, each weighted equally at 50%, with payouts based on performance relative to established thresholds and maximum levels.
Outstanding Equity Awards at Fiscal Year End

    Listed below is information with respect to unexercised options and outstanding stock awards held by each Named Executive Officer as of December 31, 2025 pursuant to our equity incentive plans:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable		Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price (1)	Option Expiration Date
Patrick J. Venetucci Chief Executive Officer	625	(2)	—	$4.48	12/18/2028

Peter J. Biere Chief Financial Officer, Treasurer, and Corporate Secretary	5,000		—	$15.40	4/1/2031
	1,240		—	$7.56	8/17/2031
	795		—	$9.64	11/16/2031
(1)The option exercise price represents the closing price of the Company’s common stock on the date of grant or the closing price of its common stock on the last trading day prior to the grant date if the grant date falls on a non-trading day. Each of these grants has a ten-year term, indicating that the grant date was 10 years prior to the indicated Option Expiration Date.
(2)These option awards were granted to Patrick Venetucci prior to his appointment as Chief Executive Officer and were issued in connection with his prior role at the Company.
Listed below is information with respect to unvested shares of restricted stock or restricted stock units held by each Named Executive Officer as of December 31, 2025 pursuant to our equity incentive plans:

	Stock Awards
Name	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or other Rights that have not Vested (2)
Patrick J. Venetucci Chief Executive Officer	337,150	(3)	$1,476,717	305,857	(4)	$1,339,654

Peter J. Biere Chief Financial Officer, Treasurer, and Corporate Secretary	318	(5)	1,393	—		—
	3,200	(6)	14,016	—		—
	468	(7)	2,050	—		—
	6,727	(7)	29,464	—		—
	9,136	(7)	40,016	—		—
	12,272	(8)	53,751	—		—
	10,648	(8)	46,638	—		—
	15,015	(8)	65,766	—		—
	13,897	(8)	60,869	—		—
	23,680	(9)	103,718	—		—
	28,599	(9)	125,264	—		—
	15,871	(9)	69,515	—		—
	11,495	(9)	50,348	—		—
(1)The estimated value is based on the unvested RSUs multiplied by the closing price of the Company’s common stock on December 31, 2025, which was $4.38.
(2)The market value reflects the number of unearned units subject to the Performance-Based RSUs described in footnote (4) below that remained outstanding as of December 31, 2025, multiplied by the closing market price of the Company's common stock on December 31, 2025. Vesting of these awards is subject to the achievement of specified stock price performance conditions, including growth in the Company's common stock price from $2.00 to $10.00 per share. The amount ultimately realized, if any, may be higher or lower than the amount reported, including zero if the applicable performance conditions are not satisfied.
(3)On September 6, 2024, the Company granted 490,400 time-based restricted stock units for Mr. Venetucci in accordance with his employment agreement. The award vests in 16 equal quarterly amounts starting on October 31, 2024 and every three months thereafter until fully vested.
(4)Represents the number of unvested units pursuant to the Performance-Based RSUs described above.
(5)On April 1, 2022 the Company issued 3,788 restricted stock units for Mr. Biere’s annual stock award under his employment agreement. The award has cliff vesting of 25% at one year and then monthly over three years.
(6)On April 1, 2023, the Company issued 9,602 restricted stock units for Mr. Biere’s annual stock award under his employment agreement. The award has cliff vesting of 25% at one year and then quarterly over 36 months.
(7)On April 14, 2023, September 1, 2023, and October 31, 2023, we issued 5,620, 26,909, and 27,407 restricted stock units for Mr. Biere’s 2023 quarterly stock awards under his employment agreement. The awards have 1/3rd cliff vesting at one year and then quarterly over 24 months.
(8)On January 31, 2024, April 30, 2024, July 31, 2024, and October 31, 2024 the Company issued 29,453, 21,295, 25,739, and 20,845 restricted stock units, respectively, for Mr. Biere’s 2024 quarterly stock bonus award pursuant to his employment agreement. The awards have 1/3rd cliff vesting at one year and then quarterly over 24 months.
(9)On January 31, 2025, April 30, 2025, July 31, 2025, and October 31, 2025 the Company issued 23,680, 28,599, 15,871, and 11,495 restricted stock units, respectively, for Mr. Biere’s 2025 quarterly stock bonus award pursuant to his employment agreement. The awards have 1/3rd cliff vesting at one year then quarterly over 24 months.

Equity Incentive Plans
    In May 2011, the Board adopted the 2011 Equity Incentive Plan of IZEA, Inc., which was amended and restated in 2020 (the “Equity Incentive Plan”). The Equity Incentive Plan allows the Company to award restricted stock, restricted stock units, and stock options, covering up to 1,875,000 shares of common stock as incentive compensation for its employees and consultants. On October 17, 2023, stockholders voted to amend and restate the Equity Incentive Plan to increase the number of shares of common stock authorized for issuance by 1,800,000 shares and to reflect emerging best practices. On December 12, 2024, stockholders voted to amend and restate the Equity Incentive Plan to increase the number of shares of common stock authorized for issuance by 700,000 shares. As of December 31, 2025, an aggregate of 2,908,227 shares of common stock had been issued in respect of exercised and vested awards under the Equity Incentive Plan.
    Under the Equity Incentive Plan, the Board determines the exercise price to be paid for the option shares, the period within which each award may be exercised, and the terms and conditions of each award, including any future vesting restrictions. The exercise price of incentive and non-qualified stock options may not be less than 100% of the fair market value per share of the Company’s common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share of an incentive stock option must be equal to or exceed 110% of fair market value. Unless otherwise determined by the Board at the time of grant, the purchase price is set at the fair market value of the Company’s common stock on the grant date (or the last trading day prior to the grant date, if it is awarded on a non-trading day). The Company issues new shares for any stock awards or options exercised under the Equity Incentive Plan.
The Company’s 2014 Employee Stock Purchase Plan (the “ESPP”) provides for the issuance of up to 125,000 shares of its common stock. Any employee regularly employed by the Company for 90 days or more on a full-time or part-time basis (20 hours or more per week on a regular schedule) is eligible to participate in the ESPP. The ESPP operates in successive six- month offering periods commencing at the beginning of each fiscal year half. Each eligible employee who has elected to participate may purchase up to 10% of their annual compensation in common stock not to exceed $25,000 annually or 2,000 shares per offering period. The purchase price will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period. The ESPP will continue until December 18, 2028, unless otherwise terminated by the Company’s Board. As of December 31, 2025, 72,008 shares have been issued under the ESPP.
On November 30, 2023, the Board adopted the IZEA Worldwide, Inc. 2023 Inducement Plan (the “Inducement Plan”) to accommodate equity grants to induce new employees hired, either in connection with acquisition transactions, or otherwise. Under the Inducement Plan, the Company may grant RSUs, including performance-based and time-based RSUs, with respect to up to a total of 1,800,000 shares of the Company’s common stock to new employees. Pursuant to Rule 5635(c)(4) of the Listing Rules, the Inducement Plan was adopted without stockholder approval. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan can only be made to individuals not previously employees or non-employee directors (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or in connection with a merger or acquisition, to the extent permitted by Rule 5635(c)(3) of the Nasdaq Listing Rules. The company intends to issue Treasury shares to satisfy vesting of shares issued under the Inducement Plan.
On December 1, 2023, the Board approved the grant of inducement awards under the Inducement Plan to five employees of Hoozu consisting of an aggregate of 328,354 performance-based RSUs as inducement awards material to such employees’ entering into employment with the Company, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In December 2024, the Company divested its ownership in Hoozu which was not meeting its performance targets. The RSU grants, which were subject to performance-based vesting conditions and the recipient’s continued service through each annual vesting date, were deemed forfeited upon divestiture.
As of December 31, 2025, one 50,000 time-based RSU award that had been granted was outstanding under the Inducement Plan.

Pay Versus Performance
For the purposes of this section, we have elected to take advantage of certain of the scaled disclosure available to the Company for smaller reporting companies. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to certain individuals by the Company and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Executive and Director Compensation section of this proxy statement.

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for PEO-1[1]	Summary Compensation Table Total for PEO-2[2]	Compensation Actually Paid to PEO-1[3]	Compensation Actually Paid to PEO-2[4]	Average Summary Compensation Table Total for Non-PEO NEOs[5]	Average Compensation Actually Paid to Non-PEO NEOs[6]	Value of Initial Fixed $100 Investment Based On Company Total Shareholder Return[7]	Net Income[8]
2025	$527,673	$—	$2,695,643	$—	$620,509	$883,461	$202	$42,326
2024	1,724,788	2,817,572	1,984,779	3,554,309	1,047,181	1,107,039	127	(18,852,261)
2023	—	967,352	—	924,891	623,793	646,314	93	(7,349,360)
1.This column represents the amount of total compensation reported for Patrick J. Venetucci (our Chief Executive Officer) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in the applicable proxy statement.
2.This column represents the amount of total compensation reported for Edward H. Murphy (our former Chairman, President, and Chief Executive Officer) for fiscal years 2024 and 2023, in each case as reported in the "Total" column of the Summary Compensation Table. Because Mr. Murphy did not serve as an executive officer of the Company during fiscal year 2025, he is not a named executive officer for purposes of the Summary Compensation Table included in this proxy statement. Mr. Murphy's total compensation for fiscal years 2024 and 2023 is set forth in the Summary Compensation Table included in our proxy statement for the 2025 Annual Meeting of Stockholders.
3.This column represents the amount of “compensation actually paid” to Mr. Venetucci, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Venetucci during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments described below under Summary of Adjustments Table (PEO) were made to Mr. Venetucci’s total compensation to determine the “compensation actually paid” to Mr. Venetucci for the applicable fiscal year.
4.This column represents the amount of "compensation actually paid" to Mr. Murphy, as computed in accordance with Item 402(v) of Regulation S-K. Mr. Murphy served as our Chairman, President, and Chief Executive Officer until September 15, 2024 and, accordingly, is included in the Pay Versus Performance Table above for fiscal years 2024 and 2023, in which he served as our principal executive officer, notwithstanding that he did not serve as an executive officer during fiscal year 2025 and therefore is not a named executive officer in the Summary Compensation Table included in this proxy statement, which covers fiscal years 2025 and 2024. The amounts reported for Mr. Murphy do not reflect the actual amount of compensation earned by or paid to him during the applicable fiscal year.
5.This column represents the average of the amounts reported for the Company's named executive officers as determined in accordance with Item 402(m)(2) of Regulation S-K as a group (excluding Messrs. Venetucci and Murphy) (NEOs), as reported in the "Total" column of the Summary Compensation Table for the applicable fiscal year. Mr. Schram served as President and Chief Operating Officer until September 15, 2024 and, accordingly, is included in the average for fiscal years 2024 and 2023, notwithstanding that he is not a named executive officer for purposes of the Summary Compensation Table included in this proxy statement, which covers fiscal years 2025 and 2024 and does not include Mr. Schram because he did not serve as an executive officer during fiscal year 2025. Please refer to the Summary Compensation Table in the Company's proxy statement for the applicable fiscal year for the total compensation reported for each NEO, including, with respect to Mr. Schram, the Company's proxy statement for the 2025 Annual Meeting of Stockholders. The names of each of the NEOs (excluding Messrs. Venetucci and Murphy) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2025, Mr. Biere; (ii) for 2024, Messrs. Schram and Biere; and (iii) for 2023, Messrs. Schram and Biere.
6.This column represents the average amount of "compensation actually paid" to the NEOs as a group (excluding Messrs. Venetucci and Murphy), as computed in accordance with Item 402(v) of Regulation S-K. See footnote 5 above regarding the identities of the NEOs included in this group for each applicable fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Messrs. Venetucci and Murphy) during the applicable fiscal year.
7.This column represents the Company’s cumulative total shareholder return TSR, calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported and reinvesting all dividends until the last day of each reported fiscal year.
8.This column represents the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.
Summary of Adjustments Table (PEO)

Fiscal Year	Reported Summary Compensation Table Total for PEO-1	Reported Summary Compensation Table Value of PEO-1 Equity Awards	Adjusted Value of Equity Awards PEO-1	Compensation Actually Paid to PEO-1
	(a)	(b)	(c)
2025	$527,673	$—	$2,167,970	$2,695,643

(a)This column represents the amount of total compensation reported for Mr. Venetucci (PEO) for each fiscal year in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in the applicable proxy statement.
(b)This columns represents the aggregate grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year. Please refer to the Summary Compensation Table in the applicable proxy statement. The amount in this column for each fiscal year is replaced with the corresponding amount reported under the Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for the applicable fiscal year.
(c)This column represents an adjustment to the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for Mr. Venetucci for fiscal year 2025. The adjusted value replaces those amounts to arrive at “compensation actually paid” to the PEO for 2025. The adjusted amount is determined by adding (or subtracting, as applicable) the following: (i) the fiscal year-end fair value of any equity awards granted in the fiscal year that are outstanding and unvested as of the end of the fiscal year; (ii) the amount of change as of the end of the fiscal year (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the fiscal year; (iii) for awards that are granted and vest in the fiscal year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in the fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the fiscal year. The amounts added or subtracted to determine the adjusted value of equity awards are as follows:
Adjustments to Remeasure Equity Awards at FMV (PEO)

	Fiscal Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at Fiscal Year End Granted in Prior Fiscal Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Value of Equity Awards
PEO	2025	$—	$2,168,615	$—	$(645)	$—	$—	$2,167,970
The fair value or change in fair value, as applicable, of stock awards and option awards for the PEOs was determined by reference to, (1) for restricted stock or restricted stock units, the closing price of our common stock on the applicable measurement date, (2) for performance-based restricted stock units (excluding market-conditioned (relative total shareholder return (TSR) based) performance-based restricted stock units), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date, (3) for market-conditioned performance-based restricted stock units, a Monte Carlo simulation as of the applicable measurement date and (4) for stock options, the fair value or change in fair value, as applicable, was determined by utilizing the Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date..
Summary of Adjustments Table (NEO)

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEO (a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non-PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEO
2025	$620,509	$236,798	$499,750	$883,461
(a)This column represents the average of the amounts reported for the Company’s NEO (excluding Mr. Venetucci) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in this proxy statement for the applicable fiscal year.
(b)This column represents the average of the total amounts reported for the NEO (excluding Mr. Venetucci) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the applicable proxy statement for the applicable fiscal year. The amount in this column for each fiscal year is replaced with the corresponding amount reported under the Average Non-PEO NEO Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for the applicable fiscal year.
(c)This column reflects adjustments to the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the NEO (excluding Mr. Venetucci), for each applicable fiscal year, determined using the methodology described in Note (c) to the Summary of Adjustments Table (PEO). These adjustments replace the amounts reported in the Summary Compensation Table to determine “compensation actually paid” to the non-PEO NEOs. For fiscal years in which more than one non-PEO NEO served, compensation actually paid is presented as an average.
Summary of Adjustments Table (NEO)

Fiscal Year	Average Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Average Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at Fiscal Year End Granted in Prior Fiscal Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Fiscal Year and Vested in the Fiscal Year	Average Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Average Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Average Value of Equity Awards
2025	$223,581	$278,729	$—	$(2,560)	$—	$—	$499,750
The fair value or change in fair value, as applicable, of stock awards and stock options for NEOs was determined using the same methodology described above in Note (c) to the Summary of Adjustments Table (PEO).
Description of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Executive and Director Compensation section of this proxy statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the Executive and Director Compensation section of this proxy statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative Company TSR
The compensation actually paid to PEO 1, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $2,695,643 for 2025 and $1,984,779 for 2024. The compensation actually paid to PEO 2, who served as our principal executive officer until September 15, 2024, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $3,554,309 and $924,891 for 2024, and 2023, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding both PEOs) as computed in accordance with Item 402(v) of Regulation S-K, was $883,461, $1,107,039, and $646,314 for 2025, 2024, and 2023, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $202, $127, and $93 for 2025, 2024, and 2023, respectively. While compensation actually paid to our PEOs increased and average compensation actually paid to the other NEOs decreased from 2024 to 2025, the value of a $100 fixed investment in the Company increased in both 2024 and 2025, following an initial decline in 2023. Please see Note 7 above for additional information related to the computation of Company TSR.
Compensation actually paid to our PEOs and, on average, to the other NEOs increased from 2023 to 2024, alongside an increase in the Company's TSR. From 2024 to 2025, compensation actually paid to the PEO increased, from $1,984,779 to $2,695,643 as TSR continued to rise. The increase was driven mainly by the higher fair value of Mr. Venetucci’s outstanding unvested restricted stock units, reflecting the rise in the Company’s stock price during 2025. Over the same period, average compensation actually paid to the other NEO’s decreased from $1,107,039 to $883,461. This was primarily because a single individual served as the non-PEO NEO in 2025, while the 2024 average included two individuals, one of whom served for only a portion of the year. As a result, compensation actually paid has not always moved in tandem with TSR across the periods presented, particularly for the non-PEO NEOs. The Compensation Committee considers multiple performance metrics, including revenue growth, profitability improvement, and long-term strategic objectives, when determining executive pay.
Compensation Actually Paid and Company Net Income
The Company's net income (loss), as reflected in the Company's audited financial statements for the applicable fiscal year, was net income of $42,326 for 2025, a net loss of $18,852,261 for 2024, and a net loss of $7,349,360 for 2023. From 2023 to 2024, compensation actually paid to our PEOs and, on average, to the other NEOs increased even though the Company's net loss widened. From 2024 to 2025, compensation actually paid to the PEO increased as the Company moved from a net loss to net income, while average compensation actually paid to the other NEOs decreased over the same period. These mixed results illustrate that compensation actually paid has not been directly correlated with the Company's net income (loss) over the periods presented. That is largely because compensation actually paid is driven by changes in the fair value of outstanding equity awards, which move with the Company's stock price.

Director Compensation
    The following table sets forth the cash compensation, as well as certain other compensation earned by each person who served as a non-employee director of IZEA during the year ended December 31, 2025:
2025 Director Compensation

Name	Fees Earned or Paid in Cash	Value of Stock Awards	Total
Antonio Bonchristiano(1)	$47,000	$60,000	$107,000
Rodrigo Boscolo(2)	40,250	60,000	100,250
Brian W. Brady (3)	40,500	60,000	100,500
John H. Caron (4)	50,500	60,000	110,500
Lindsay A. Gardner (5)	79,000	60,000	139,000
Daniel R. Rua (6)	53,500	60,000	113,500
(1)In 2025, Mr. Bonchristiano received 20,482 shares of restricted stock with a grant date fair value of $60,000. The shares are granted quarterly, valued at $15,000 each, with the number of shares awarded calculated based on the stock price on the last trading day of each quarter. Mr. Bonchristiano also received cash compensation of $47,000 in accordance with the Company’s non-employee director compensation program.
(2)In 2025, Mr. Boscolo received 20,482 shares of restricted stock with a grant date fair value of $60,000. The shares are granted quarterly, valued at $15,000 each, with the number of shares awarded calculated based on the stock price on the last trading day of each quarter. Mr. Boscolo also received cash compensation of $40,250 in accordance with the Company’s non-employee director compensation program.
(3)In 2025, Mr. Brady received 20,482 shares of restricted stock with a grant date fair value of $60,000. The shares are granted quarterly, valued at $15,000 each, with the number of shares awarded calculated based on the stock price on the last trading day of each quarter. Mr. Brady also received cash compensation of $40,500 in accordance with the non-employee director compensation program.
(4)In 2025, Mr. Caron received 20,482 shares of restricted stock with a grant date fair value of $60,000. The shares are granted quarterly, valued at $15,000 each, with the number of shares awarded calculated based on the stock price on the last trading day of each quarter. Mr. Caron also received cash compensation of $50,500 in accordance with the non-employee director compensation program.
(5)In 2025, Mr. Gardner received 20,482 shares of restricted stock originally valued at $60,000 upon issuance. The shares are granted quarterly, valued at $15,000 each, with the number of shares awarded calculated based on the stock price on the last trading day of each quarter. Mr. Gardner also received cash compensation of $79,000 in accordance with the non-employee director compensation program.
(6)In 2025, Mr. Rua received 20,482 shares of restricted stock originally valued at $60,000 upon issuance. The shares are granted quarterly, valued at $15,000 each, with the number of shares awarded calculated based on the stock price on the last trading day of each quarter. Mr. Rua also received cash compensation of $53,500 in accordance with the non-employee director compensation program.
Effective September 6, 2024, the Board amended the compensation program for each serving non-employee director to receive the following compensation:
•An annual board retainer fee of $60,000 to be in restricted stock issued in $15,000 increments on the last day of each quarter and priced at fair market value, vesting immediately.
•A cash retainer fee of $35,000 per year.
•A standard fee of $20,000 per year paid out to the Chairman of the Board.
•A standard fee of $5,500 per year paid out to each Audit Committee member, except with regard to the Audit Committee Chair, who shall receive a fee of $15,000 per year.

•A standard fee of $4,500 per year paid out to each Compensation Committee member, except with regard to the Compensation Committee Chair, who shall receive a fee of $10,000 per year.
•A standard fee of $3,000 per year paid out to each Nominations & Corporate Governance Committee member, except with regard to the Nominations & Corporate Governance Committee Chair, who shall receive a fee of $5,500 per year.
•A standard fee of $4,500 per year paid out to each Strategy & Capital Allocation Committee member, except with regard to the Strategy and Capital Allocation Committee Chair, who shall receive a fee of $10,000 per year.
Certain Relationships and Related Transactions
We review all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers must notify us of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either the Board as a whole or the Audit Committee, which determines whether or not to approve the transaction. After such review, the reviewing body approves the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of our Company and our shareholders.
Equity Award Timing Policies and Practices
The Company does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on option award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. In 2025, we did not grant option awards to our named executive officers during the time period outlined in Item 402(x) of Regulation S-K.
Certain Transactions
On September 6, 2024, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with GP Cash Management, Ltd., GP Investments, Ltd. (“GP Investments”), Rodrigo Boscolo and Antonio Bonchristiano (collectively with each of their affiliates and controlled associates, the “GP Parties”). Pursuant to the Cooperation Agreement, a payment of $145,000 in out-of-pocket fees and expenses was paid to the GP Parties. The GP Parties beneficially owned the company’s common stock as disclosed in “Security Ownership of Certain Beneficial Owners and Management.” The Cooperation Agreement provides for the appointment of Rodrigo Boscolo and Antonio Bonchristiano to the Board, and establishment of a Strategy and Capital Allocation Committee, among other things.
Except for the above transaction, there have been no transactions since January 1, 2024 or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our respective officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members had or will have a direct or indirect material interest.
HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the Annual Meeting, a single Notice of Internet Availability, or proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 407-674-6911 or at 1317 Edgewater Drive, #1880, Orlando, Florida 32804. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.
STOCKHOLDER PROPOSALS AND NOMINATIONS
    Stockholder proposals intended for the inclusion in the proxy statement and form of proxy for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be received by the company no later than June 30, 2027. Such proposals must also satisfy all of the requirements of Rule 14a-8 of the Exchange Act, which governs inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be delivered to our Corporate Secretary at 1317 Edgewater Drive, #1880, Orlando, Florida 32804.
Under our Company Bylaws, in order for a stockholder proposal, including director nominations, to be presented at the 2027 Annual Meeting (but not included in our proxy statement), the proposal must be received by the Company’s Corporate

Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Proposals must be delivered to the Corporate Secretary no earlier than August 11, 2027, and no later than the close of business on September 10, 2027.
Stockholder notice must comply in all respects with the detailed requirements of Article I, Section 1.8 of the Company’s Bylaws, which requires, among other things, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business, (iii) the reasons for conducting such business at the meeting; (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (v) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (vi) the number of shares of the Company stock held by such stockholder, (vii) a description of any agreement, arrangement or understanding made in connection with the proposal, (viii) a description of any agreement, arrangement or understanding that has been entered into by, or on behalf of, such stockholder and such beneficial owners, with respect to securities of the Company including the full amount of those securities, (ix) any agreement, arrangement or understanding with the effect or intent to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (x) any proxy, contract, arrangement, agreement understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote the shares of the Company’s common stock, (xi) any rights to dividends that the stockholder owns directly or beneficially that are separable from the underlying security, (xii) any interest in the Company’s securities held by a partnership in which such stockholder beneficially owns an interest in, (xiii) any performance-related fees that such stockholder is entitled to, (xiv) any direct or indirect interest of the stockholder in any contract with the Company, (xv) any material pending or threatened legal proceeding involving the Company in which the stockholder is a material participant, (xvi) any material relationships between the stockholder and officers or directors of the Company, (xvii) a representation that the stockholder is a holder of record of stock as of the date of their notice and intends to appear in person or by proxy at the annual meeting to bring their proposal and will be entitled to vote at the meeting, (xviii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies or votes from stockholders in support of such proposal or nomination, (xix) a representation that the stockholder has complied with all applicable federal, state and other legal requirements in connection with such proposal including under Section 14 of the 1934 Act, and (xx) any other information relating to any proposed item of business reasonably required by the Company or its Bylaws.
The Company’s Bylaws require additional information to be submitted with a stockholder notice with respect to director nominations, including as to each person whom the stockholder proposes to nominate for election as director, (1) such person’s name, age, business address, residence address and principal occupation or employment; (2) the class and number of shares that are held of record or are beneficially owned by such person, including any derivative securities and any agreement, arrangement or understanding made with respect to such stock or securities; (3) all information relating to such person that is required to be disclosed pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (4) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (5) certain representations and agreements of such person as set forth in detail in the Bylaws; and (6) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, and any other material relationships that may be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. To be eligible to be a nominee of any stockholder for election as a director, the proposed nominee must provide the Company’s Secretary with certain questionnaires and representations as set forth in Section 1.8.F of the Company’s Bylaws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by both Rule 14a-19 under the Exchange Act and Section 1.8 of the Company’s Bylaws no earlier than the close of business on August 11, 2027 and no later than the close of business on September 10, 2027.
Proxies for the 2027 Annual Meeting will confer discretionary authority to vote with respect to any stockholder proposals of which we do not receive notice at least 45 days prior to the anniversary of the date of mailing of the prior year’s proxy statement, without any discussion of such matter in the proxy statement. In connection with the 2027 Annual Meeting, if we do not receive notice of a stockholder proposal on or before September 10, 2027 we will be permitted to use our discretionary voting authority as outlined above.
DELINQUENT SECTION 16(A) REPORTS
    Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of its outstanding common stock to file initial reports of ownership with respect to the Company’s equity securities and reports of changes in such ownership with the SEC. SEC regulations require such persons to furnish the Company with copies of all Section 16(a) forms they file.
Based solely upon the Company's review of the copies of the reports that it received and written representations that no other reports were required, the Company identified three reports that were filed late: (1) a Form 4 for Mr. Biere reporting the vesting of common stock on August 31, 2025, which was filed on September 2, 2025 and incorrectly reported the transaction date as August 4, 2025; (2) a Form 3 in connection with the September 6, 2024 appointment of Antonio Bonchristiano as a director, which was filed on March 5, 2025; and (3) a Form 3 in connection with the September 6, 2024 appointment of Rodrigo Boscolo as a director, which was filed on March 5, 2025.
OTHER BUSINESS
The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IZEA WORLDWIDE, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/08/2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/08/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Lindsay A. Gardner 02) Antonio Bonchristiano 03) Rodrigo Boscolo 04) Brian W. Brady 05) John H. Caron
06) Daniel R. Rua 07) Patrick J. Venetucci

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Grant Thornton as IZEA's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve on a non-binding advisory basis, the compensation paid to IZEA's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. To approve on a non-binding advisory basis, the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000714754_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

IZEA Worldwide, Inc.

ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 9, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of IZEA Worldwide, Inc., a Nevada corporation, hereby appoints Lindsay Gardner and Peter Biere, each with full power of substitution, as proxies, to vote all shares of common stock of IZEA that the stockholder would be entitled to vote on all matters that may properly come before IZEA's Annual Meeting of the Stockholders to be held at 4:30 p.m., CST, on Wednesday, December 9, 2026 (the "Annual Meeting") at the Industrious Offices located at 233 S. Wacker Drive, Suite 4400, Chicago, Illinois 60606 and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting. If any other matters properly come before the meeting within 45 days of the date thereof, the persons named in this proxy will vote in their discretion.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

0000714754_2 R2.09.05.010

Continued and to be signed on reverse side